Exhibit 23.5







                    [Letterhead of Morten Beyer & Agnew]




                                                            August 11, 2000



American Trans Air, Inc.
7337 West Washington Street
Indianapolis, IN 46251

         Re:  American Trans Air, Inc.
              Pass Through Trust Certificates,
              Series 2000-1

Ladies and Gentlemen:

     We consent to the reference to our name in the text under the headings "Description of the Aircraft and Appraisals", "Experts", "Appendix I - Glossary" and "Appendix II - Appraisal Letters" in the Registration Statement on Form S-4 being filed with the Securities and Exchange Commission relating to the above captioned offering and to the inclusion in the Registration Statement of the report prepared by us with respect to the Aircraft referred to therein.

                                   Sincerely,

                                   s/Robert F. Agnew
                                   -----------------

                                   Robert F. Agnew
                                   President